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                                POWER OF ATTORNEY

     I hereby appoint Daniel A. Cano to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by K-Fed Bancorp under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Daniel A. Cano in writing that his authority to act on my behalf in this manner has been withdrawn.

     I have signed this power of attorney on March 24, 2004.

                                         By:     /s/ Michael J. Delehant
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                                                     Michael J. Delehant


                            In presence of:      /s/ K.M. Hoveland
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                                                     K.M. Hoveland


                                         at:         Covina, California
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